SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2006

General DataComm Industries, Inc.
(Exact Name of Registrant as Specified in Charter

Delaware	1-8086	06-0853856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Rubber Avenue, Naugatuck CT	06770
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203)-729-0271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13c-4(c)].

Item 8.01. Other Events

On October 10, 2006, the Stock Options Committee of the Board of Directors granted stock options pursuant to the Corporation’s 2005 Stock and Bonus Plan (“Plan”) to purchase 362,400 shares of Common Stock at 18 cents per share, including grants of 30,000 shares to each of Lee M. Paschall, Aletta Richards and John L. Segall, Directors, William G. Henry, Vice President, Finance and Administration and Principal Financial Officer, and George Gray, Vice President, Operations and Chief Technology Officer, and an aggregate of 112,400 of such options to all of its employees other than its officers and directors. The Committee also granted to Howard S. Modlin, Chairman and Chief Executive Officer, a stock option under the Plan to purchase 551,121 shares at 20 cents a share. All such options vest in increments of 20% one, two, three, four and five years after grant and expire ten years after grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General DataComm Industries, Inc. (Registrant)

By:	/s/ William G. Henry
William G. Henry Vice President and Principal Financial Officer

October 12, 2006